Exhibit 3.256

CERTIFICATE OF INCORPORATION

OF

CAESARS WORLD BRANCH OFFICE MARKETING, INC.

The undersigned, being over the age of eighteen years, in order to form a corporation pursuant to the provisions of the New Jersey Business Corporation Act, does hereby certify:

FIRST: The name of the corporation is CAESARS WORLD BRANCH OFFICE MARKETING, INC.

SECOND: The purpose for which the corporation is organized is to engage in any activities within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

THIRD: The aggregate number of shares of all classes of shares that the corporation shall have authority to issue is 2,500 common shares, all of which shall we be without nominal or par value.

FOURTH: The address of the corporation’s initial registered office is 2100 Pacific Avenue, Atlantic City, New Jersey, 08401, and the name of the corporation’s initial registered agent at such address is Robert Reilart.

FIFTH: The corporation shall indemnify every corporate agent as defined in, and to the full extent permitted by

CAESARS WORLD BRANCH OFFICE MARKETING, INC.
CERTIFICATE OF AMENDMENT

The undersigned corporation, organized under the laws of the State of New Jersey, to amend its certificate of incorporation in accordance with Chapter 9 of the New Jersey Business Corporation Act, hereby certifies:

FIRST: The name of the corporation is:

CAESARS WORLD BRANCH OFFICE MARKETING, INC.

SECOND: To effect a change in the name of the corporation, paragraph FIRST of the certificate of incorporation is amended to read in its entirety as follows:

“FIRST: The name of the corporation is

CAESARS NATIONAL MARKETING, INC.”

THIRD: The sole shareholder adopted the amendment by written consent dated as of May 4th, 1990.
FOURTH: The number of shares entitled to vote on the amendment was 100 and the number of shares which voted for the amendment was 100 and no shares were voted against the amendment.
IN WITNESS WHEREOF, CAESARS WORLD BRANCH OFFICE MARKETING, INC. has caused its duly authorized officer to execute this certificate as of this 4th day of May 1990.

CAESARS WORLD BRANCH OFFICE MARKETING, INC.

By:	/s/ Thomas C. Boshinski
Thomas Boshinski
Title:	Operations and Administrations
Vice President

CERTIFICATE OF MERGER

OF

CAESARS WORLD INTERNATIONAL CORPORATION

(a Nevada corporation)

WITH AND INTO

CAESARS NATIONAL MARKETING, INC.

(a New Jersey corporation)

Caesars National Marketing, Inc., a New Jersey corporation, and Caesars World International Corporation, a Nevada corporation, pursuant to a merger in accordance with Chapter 10 of the New Jersey Business Corporation Act (the “Merger”), do hereby certify as follows:

FIRST: The surviving corporation of the Merger shall be Caesars National Marketing, Inc., which upon merging shall change its name to “Caesars World Marketing Corporation”, and the merged corporation shall be Caesars World International Corporation.

SECOND: The Plan of Merger is attached hereto as Exhibit A.

THIRD: The Plan of Merger was approved by the sole shareholder of Caesars National Marketing, Inc. on September 27, 1990; and the Plan of Merger was approved by the sole shareholder of Caesars World International Corporation on September 27, 1990.

FOURTH: With respect to both corporations, the following table shows the designation and number of shares entitled to vote on, the number of votes cast for, and the number of votes cast against the Plan of Merger.

	Shares Entitled to Vote	Votes For the Merger	Votes Against the Merger
CAESARS NATIONAL MARKETING, INC.
Common shares	100	100	None

(1 vote per share)

CAESARS WORLD INTERNATIONAL CORPORATION
Common Shares	2,500	2,500	None

(1 vote per share)

FIFTH: The applicable provisions of the laws of Nevada, the jurisdiction under which Caesars World International Corporation was organized, have been, or upon compliance with filing and recording requirements will have been, complied with.

SIXTH: The merger shall become effective on the date which this certificate is filed.

IN WITNESS WHEREOF, the undersigned corporations have caused this certificate to be duly executed as of this 28th day of September, 1990.

CAESARS NATIONAL MARKETING, INC.

By:	/s/ J. Terrence Lanni
J. Terrence Lanni, President

CAESARS WORLD INTERNATIONAL CORPORATION

By:	/s/ J. Terrence Lanni
J. Terrence Lanni, President

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of September 30, 1990, is made by and between Caesars National Marketing, Inc., a New Jersey corporation (“CNM” or the “Surviving Corporation”) and Caesar World International Corporation, a Nevada Corporation (“CWI”).

W I T N E S S E T H

WHEREAS, CNM and CWI deem it advisable for the benefit of their respective companies and Caesars World Inc., a Florida corporation and the sole shareholder of both CNM and CWI, that CWI merge with and into CNM (the “Merger”);

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

FIRST: Actions to be Taken. Upon the Effective Date of the Merger (as defined below) and pursuant to Chapter 10 of the New Jersey Business Corporation Act the following shall occur:

(a) CWI shall be merged with and into CNM; and

(b) CNM shall be the surviving corporation of the Merger, and the separate existence of CWI shall cease, and thereupon CNM and CWI shall be a single corporation; and

(c) Paragraph FIRST of the Certificate of Incorporation of CNM shall be amended to read as follows:

FIRST: The name of the corporation is “CAESARS WORLD MARKETING CORPORATION”.

Except as amended in this Subparagraph (c), the Certificate of Incorporation of CNM shall continue in full force as the Certificate of the Surviving Corporation until further amended, altered, or repealed; and

(d) CNM as the Surviving Corporation shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligation of CWI in accordance with the New Jersey Business Corporation Act; and

(e) The By-laws of CNM, without any amendment or change thereto, will be and remain the By-laws of the Surviving Corporation until amended as provided by law; and

(f) As soon as practicable, the certificate of merger, substantially in the form attached hereto as Exhibit A, and properly completed and executed in accordance with the New Jersey Business Corporation Act (the “Certificate of Merger”), shall be filed together with this Plan of Merger with the Secretary of State of the State of New Jersey.

(g) CNM and CWI shall take such other and further actions as may be required by applicable law in connection with the consummation of the Merger.

SECOND: Regulatory Approvals. The appropriate officers of CNM and CWI shall take all necessary steps to obtain any and all approvals for the Merger that may be required by the New Jersey Casino Control Commission or any other regulatory agency.

THIRD: Effective Date of Merger. The Certificate of Merger shall be filled with the New Jersey Secretary of State. The Merger shall become effective as of the date of such filing of the Certificate of Merger. The date when the Merger becomes effective is referred to in this Plan of Merger as the “Effective Date” of the Merger.

FOURTH: Capital Stock of Surviving Corporation. At and following the Effective Date of the Merger, all issued and outstanding shares of CNM common stock (the “CNM Common Stock”) will continue to be outstanding. Each certificate of CNM Common Stock evidencing ownership of any such shares will continue to evidence ownership of the same number of shares.

FIFTH: Cancellation of the Capital Stock of CWI. Upon the Effective Date of the Merger, by virtue of the Merger and without any action on the part of any holder thereof, each share of the capital stock of CWI issued and outstanding prior to the Effective Date of the Merger will immediately cease to be outstanding and shall automatically be cancelled and retired, and each share of the capital stock of CWI that, prior to the Effective Date of the Merger, was issued and held in the treasury of the CWI will be immediately cancelled and retired, and each authorized but unissued share of the capital stock of the CWI will cease to exist.

SIXTH: Number and Destination of Shares Outstanding. The number and destination of outstanding shares of CNM, at the time of the Merger, is 100 shares of common stock, no par value, which shares are entitled to vote. The designation and number of outstanding shares of CWI, at the time of the merger, is 2,500 shares of common stock, no par value, which shares are entitled to vote. No class or series of shares of either corporation is entitled to vote as a class.

IN WITNESS WHEREOF, CNM and CWI have caused their duly authorized officers to execute this Plan of Merger this 28th day of September, 1990.

ATTEST:		CAESARS NATIONAL MARKETING, INC.

By:	/s/ Philip L. Ball	By:	/s/ J. Terrence Lanni
J. Terrence Lanni, President

ATTEST:		CAESARS WORLD INTERNATIONAL CORPORATION

By:	/s/ Philip L. Ball	By:	/s/ J. Terrence Lanni
J. Terrence Lanni, President

I, Phillip Ball, Secretary of Caesars World International Corporation, a Nevada corporation (the “Corporation” ), hereby certify that this Agreement and Plan of Merger, after having been first duly authorized by the unanimous written consent of the Board of Directors of the Corporation, was approved by the Consent of the Sole Shareholder of the Corporation to take Action Without A Meeting dated September 27, 1990 in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto act my hand as Secretary of Caesars World International Corporation, a Nevada corporation, this 28th day of September, 1990.

/s/ Philip Ball
Philip Ball, Secretary

This Agreement and Plan of Merger is hereby signed by Caesars World International Corporation by its President and Secretary on this 28th day of September, 1990.

CAESARS WORLD INTERNATIONAL CORPORATION, a Nevada corporation

By:	/s/ J. Terrence Lanni
J. Terrence Lanni, President

By:	/s/ Philip Ball
Philip Ball, Secretary

STATE OF CALIFORNIA	)
	)	ss:
COUNTY OF LOS ANGELES	)

On this 28th day of September 1990, personally appeared before me, a notary public, J. Terrence Lanni (personally known) (proven) to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.

OFFICIAL SEAL OF LINDA KAUFMAN NOTARY PUBLIC - CALIFORNIA LOS ANGELES COUNTY	/s/ Linda Kaufman
NOTARY PUBLIC